COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS PREMIER STATE MUNICIPAL BOND FUND, MARYLAND
SERIES CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL
BOND INDEX

EXHIBIT A:
                                               DREYFUS
                                            PREMIER STATE
                                              MUNICIPAL
    PERIOD         LEHMAN BROTHERS           BOND FUND,
                      MUNICIPAL            MARYLAND SERIES
                    BOND INDEX *          (CLASS A SHARES)

    4/30/88                   10,000                   9,547
    4/30/89                   10,893                  10,602
    4/30/90                   11,678                  11,311
    4/30/91                   13,019                  12,695
    4/30/92                   14,257                  13,924
    4/30/93                   16,061                  15,585
    4/30/94                   16,407                  15,794
    4/30/95                   17,499                  16,823
    4/30/96                   18,889                  18,041
    4/30/97                   20,142                  19,286
    4/30/98                   22,016                  21,099

*Source: Lehman Brothers